NEWS
                           Delta and Pine Land Company
                                  P.O. Box 157
                            Scott, Mississippi 38772
--------------------------------------------------------------------------

Contact: Investors                      Media
         Tom Jagodinski                Jonathan Gasthalter/ Cassandra Bujarski
         Delta and Pine Land Company   Citigate Sard Verbinnen
         662-742-4518                  212-687-8080

               DELTA AND PINE LAND COMPANY ANNOUNCES FIRST QUARTER
                          FISCAL 2007 OPERATING RESULTS

          Provides 2007 Earnings Guidance of $1.10 to $1.20 Per Share,
                After Certain Merger Expenses of $0.26 Per Share

        Announces Fiscal 2007 Second Quarter Dividend of $0.17 per Share
                -------------------------------------------------

         SCOTT, MS, December 27, 2006 -- Delta and Pine Land Company (NYSE:DLP) ("D&PL" or the "Company"), a leading commercial breeder, producer and marketer of cotton planting seed, today announced results for its first quarter ended November 30, 2006. Due to the seasonal nature of the seed business, the Company typically incurs losses in its first and fourth fiscal quarters.
         After charges of $0.06 per diluted share related to expenses incurred in connection with the Company's pending merger with Monsanto, net loss for the 2007 first quarter was $0.26 per diluted share. The Company recorded a 2006 first quarter loss of $0.27, after charges of $0.02 per diluted share related to Pharmacia/Monsanto litigation expenses.
         Revenues were $14.3 million in the 2007 first quarter, compared to $9.8 million in the year-ago quarter. The revenue increase was attributable to international operations, particularly in South America and China, offset by lower revenues in Australia and South Africa. South America sales volumes benefited primarily from the introduction of transgenic cotton varieties in Brazil as well as an increase in Brazilian cotton acreage. The introduction of hybrids in China contributed to the increased sales volumes at our joint ventures. Sales volumes in Australia continue to be impacted by lower cotton acreage, due to drought-imposed water restrictions and competition. The decrease in South Africa occurred as a result of lower cotton acreage, due to lower cotton lint prices in relation to other crops, as well as dry weather conditions. The net loss in the first quarter of 2007 also resulted from increased operating expenses and costs associated with the Monsanto merger.
         Tom Jagodinski, President and Chief Executive Officer, said, "We are pleased with the launch of transgenic varieties in Brazil and the introduction of hybrids in China. We are excited about our domestic product offerings for the 2007 growing season, including our top performing varieties as well as our varieties containing Monsanto's second generation traits. Additionally, we continue to dedicate resources to the development of the traits we have licensed from DuPont and Syngenta, which are expected to be launched later this decade and beyond. With respect to the pending merger with Monsanto, our shareholders have approved the transaction; we continue to work with Monsanto on completing the regulatory review process in order to obtain U. S. Department of Justice clearance to complete the merger."

2007 Earnings Outlook

         For the 2007 fiscal year, D&PL expects to report earnings per diluted share in the range of $1.10 to $1.20, after charges of $0.26 per diluted share related to expenses incurred in connection with its pending merger with Monsanto. In accordance with the Company's historical practice, this earnings guidance is based on the assumption that planted cotton acreage in the U.S. in 2007 will be consistent with that of 2006. The 2007 guidance takes into consideration additional revenues expected from price increases and lower claims under crop loss and replant programs, partially offset by higher production costs per unit. Operating expenses are expected to be lower in 2007, primarily due to a reduction in legal fees incurred in connection with the various arbitration proceedings between D&PL and Monsanto, offset by an increase in compensation-related costs.
          Earnings are significantly affected by planted cotton acreage in the U.S. Based on current market conditions (primarily commodity prices and the cost of inputs), the Company expects that U.S. cotton plantings could decrease compared to 2006. However, because it is too early to determine the extent and the geographic areas in which planted cotton acreage could be reduced, the Company's earnings guidance is based on the assumption that 2007 cotton acreage will be the same as 2006, as well as on assumptions regarding maintaining our market share and achieving our product/sales mix targets. [For illustrative purposes, for every 500,000 acre decrease in planted cotton acreage in states east of Texas, the Company estimates that its earnings per share could be reduced by $0.12 to $0.14 per diluted share. Presently, industry forecasters estimate that acreage in 2007 could be down as much as ten percent, due to an expected increase in corn and soybean acres.] Once Delta and Pine Land has enough information to make an informed estimate of 2007 acreage, the Company will revise guidance as appropriate.

Quarterly Dividend

         The Company also announced that its Board of Directors has declared a dividend of $0.17 per share for the second quarter of fiscal 2007. The dividend will be paid on March 14, 2007 to shareholders of record on February 28, 2007.

Conference Call

         D&PL will hold a conference call this morning at 10:00 a.m. EST/ 9:00 a.m. CST to review this announcement. The call can be accessed by dialing 800-374-0532 (International, 706-634-0148) and access code 4640377. Live audio of the conference call will also be accessible at www.vcall.com. The call will be available on the website for 90 days, and will also be available by replay from 11:00 a.m. EST/ 10:00 a.m. CST on Wednesday, December 27, 2006 through midnight EST/ 11:00 p.m. CST on Wednesday, January 3, 2007 by dialing 800-642-1687 (International, 706-645-9291) and entering the access code 4640377.

About Delta and Pine Land Company

         Delta and Pine Land Company is a leading commercial breeder, producer and marketer of cotton planting seed. Headquartered in Scott, Mississippi, with multiple offices in eight states and facilities in several foreign countries, D&PL also breeds, produces and markets soybean planting seed in the U.S. For more information, please refer to the Company's Web site at http://www.deltaandpine.com.

                                      # # #

Certain matters discussed in this release are "forward-looking statements," including statements about the Company's future plans, goals and other events, which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. They can generally be identified because the context of such statements will include words such as "believes," "anticipates," "expects" or words of similar import. It is the nature of agricultural seed businesses that supply, demand and their timing are affected by many variables, including commodity prices, weather and government policy. Due to the seasonal nature of the seed business, the Company typically incurs losses in its first and fourth quarters. Additional risks and uncertainties with respect of the Company's business and forward looking statements are set forth in the Company's latest filings with the Securities and Exchange Commission.

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)


                                                                                    November 30,        November 30,
                                                                                        2006                2005
                                                                                  -----------------   ------------------

NET SALES AND LICENSING FEES                                                               $14,255              $9,825
COST OF SALES                                                                                8,735               6,663
                                                                                  -----------------   ------------------
GROSS PROFIT                                                                                 5,520               3,162
                                                                                  -----------------   ------------------
OPERATING EXPENSES:
   Research and development                                                                  6,158               5,641
   Selling                                                                                   3,765               3,406
   General and administrative                                                                6,054               6,227
                                                                                  -----------------   ------------------
                                                                                            15,977              15,274
                                                                                  -----------------   ------------------

OPERATING LOSS                                                                             (10,457)            (12,112)

INTEREST INCOME, NET                                                                         1,570               1,028
OTHER EXPENSE, NET                                                                          (4,419)             (1,203)
EQUITY IN NET LOSS OF AFFILIATE                                                               (541)               (814)
MINORITY INTEREST IN EARNINGS OF SUBSIDIARIES                                               (1,672)               (832)
                                                                                  -----------------   ------------------

LOSS BEFORE INCOME TAXES                                                                   (15,519)            (13,933)
INCOME TAX BENEFIT                                                                          (6,161)             (4,488)
                                                                                  -----------------   ------------------

NET LOSS                                                                                    (9,358)             (9,445)

DIVIDENDS ON PREFERRED STOCK                                                                  (181)               (160)
                                                                                  -----------------   ------------------
NET LOSS APPLICABLE TO COMMON SHARES                                                       $(9,539)            $(9,605)
                                                                                  =================   ==================

BASIC AND DILUTED NET LOSS PER SHARE                                                        $(0.26)             $(0.27)
                                                                                  =================   ==================

NUMBER OF SHARES USED IN BASIC AND DILUTED NET LOSS PER SHARE CALCULATIONS                  36,451              36,074
                                                                                  =================   ==================

DIVIDENDS PER COMMON SHARE                                                                  $ 0.17            $  0.15
                                                                                  =================   ==================

                               DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                                       CONSOLIDATED BALANCE SHEETS
                            (in thousands, except share and per share amounts)
                                               (Unaudited)

                                                                          November 30,          August 31,          November 30,
                                                                              2006                 2006                 2005
                                                                      -------------------   ------------------   ------------------

ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                              $         65,453      $         69,691     $         61,148
Marketable securities                                                                 -                27,600                    -
Receivables, net                                                                 13,319               270,354               13,596
Inventories                                                                      64,092                31,600               66,222
Prepaid expenses                                                                  1,432                 2,173                1,503
Deferred income taxes                                                             7,902                 7,849                6,372
                                                                     -------------------   ------------------   -------------------
    Total current assets                                                        152,198               409,267              148,841
PROPERTY, PLANT AND EQUIPMENT, NET                                               60,544                61,066               60,409
EXCESS OF COST OVER NET ASSETS OF
      BUSINESSES ACQUIRED                                                         4,183                 4,183                4,183
INTANGIBLES, net                                                                  8,309                 8,276                5,999
OTHER ASSETS                                                                      1,094                 1,079                1,562
DEFFERED INCOME TAXES                                                            21,801                22,383               10,366
                                                                     -------------------   ------------------   -------------------
TOTAL ASSETS                                                           $        248,129      $        506,254     $        231,360
                                                                     ===================   ==================   ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES :
Notes payable                                                          $          3,320      $          6,428     $          8,300
Accounts payable                                                                 21,409                28,866               25,767
Accrued expenses                                                                 50,350               275,643               39,135
Income taxes payable                                                              4,953                14,179                3,898
                                                                     -------------------   ------------------   -------------------
     Total current liabilities                                                   80,032               325,116               77,100
LONG-TERM DEBT                                                                        -                 1,455                3,363
MINORITY INTEREST IN SUBSIDIARIES                                                 6,233                 5,027                5,709

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.10 per share; 2,000,000 shares authorized
   Series A Junior Participating Preferred, par value $0.10 per share;
   501,989, 501,989, 501,989 shares authorized; no shares issued or
   outstanding;                                                                       -                     -                    -
   Series M Convertible  Non-Voting Preferred,  par value $0.l0 per share;
   1,066,667 shares authorized, issued and outstanding                              107                   107                  107
Common stock, par value $0.10 per share; 100,000,000 shares authorized;
42,110,900, 42,053,167 and 40,944,440 shares issued;
36,473,176, 36,415,567 and 35,900,334 shares outstanding                          4,211                 4,205                4,094
Capital in excess of par value                                                  114,380               112,099               82,694
Retained earnings                                                               182,010               197,750              184,748
Accumulated other comprehensive loss                                             (1,823)               (2,489)              (4,060)
Treasury stock, at cost; 5,637,724, 5,637,600 and 5,044,106 shares             (137,021)             (137,016)            (122,395)
                                                                     -------------------   ------------------   -------------------
TOTAL STOCKHOLDERS' EQUITY                                                      161,864               174,656              145,188
                                                                     -------------------   ------------------   -------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $        248,129      $        506,254     $        231,360
                                                                     ===================   ==================   ===================


                               DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                                      FOR THE THREE MONTHS ENDED
                                              (in thousands)
                                                (Unaudited)

                                                                             November 30,          November 30,
                                                                                 2006                  2005
                                                                           ------------------   -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                    $     (9,358)       $      (9,445)
   Adjustments to reconcile net loss to net cash used in operating activities:
       Depreciation and amortization                                                  2,455                2,155
       (Gain) loss on sale of assets                                                    (20)                  28
       Excess tax benefits from stock-based compensation arrangements                  (367)                   -
       Equity in net loss of affiliate                                                  541                  814
       Foreign exchange gain                                                            (24)                (183)
       Accretion of debt discount                                                        36                  113
       Minority interest in earnings of subsidiaries                                  1,672                  832
       Stock-based compensation expense                                                 677                  812
       Change in deferred income taxes                                                  536                  320
       Changes in assets and liabilities:
              Receivables                                                           257,004              215,141
              Inventories                                                           (31,998)             (39,469)
              Prepaid expenses                                                          742                  373
              Intangibles and other assets                                             (123)                (242)
              Accounts payable                                                       (7,510)               7,410
              Accrued expenses                                                     (225,237)            (182,843)
              Income taxes                                                           (9,222)              (8,990)
                                                                           ------------------   -----------------
              Net cash used in operating activities                                 (20,196)             (13,174)
                                                                           ------------------   -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Sales of marketable securities                                                     27,600                    -
  Purchases of property and equipment                                                (1,625)              (2,350)
  Sale of investments and property                                                       45                   23
  Investment in affiliate                                                              (600)                (700)
                                                                           ------------------   -----------------
              Net cash provided by investing activities                              25,420               (3,027)
                                                                           ------------------   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of short-term debt                                                        (4,604)              (5,800)
  Dividends paid                                                                     (6,849)              (5,549)
  Payments to acquire treasury stock                                                      -               (5,141)
  Cash settlement of employee stock awards                                               (5)                   -
  Proceeds from exercise of stock options                                             1,611                  231
  Excess tax benefits from stock-based compensation arrangements                        367                    -
                                                                           ------------------   -----------------
              Net cash used in financing activities                                  (9,480)             (16,259)
                                                                           ------------------   -----------------

EFFECTS OF FOREIGN CURRENCY EXCHANGE RATES                                               18                  533

NET DECREASE IN CASH AND CASH EQUIVALENTS                                            (4,238)             (31,927)
CASH AND CASH EQUIVALENTS, August 31                                                 69,691               93,075
                                                                           ------------------   -----------------
CASH AND CASH EQUIVALENTS, November 30                                         $     65,453        $      61,148
                                                                           ==================   =================

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid during the three months for:
      Income taxes                                                             $      2,322        $      3,437

